Exhibit 23.5

	EXECUTIVE COMMITTEE		CHAIRMAN & CEO C.H. (SCOTT) REES III
WORLDWIDE PETROLEUM CONSULTANTS ENGINEERING • GEOLOGY • GEOPHYSICS • PETROPHYSICS	ROBERT C. BARG P. SCOTT FROST JOHN G. HATTNER J. CARTER HENSON, JR.	MIKE K. NORTON DAN PAUL SMITH JOseph J. SPELLMAN DANIEL T. WALKER	PRESIDENT & COO DANNY D. SIMMONS EXECUTIVE VP G. LANCE BINDER

Encana Corporation

4400, 500 Centre Street S.E.

Calgary, Alberta T2P 2S5

Canada

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the use and reference to our name in the Registration Statement on Form S-4 of Encana Corporation, and any amendments thereto (the “Registration Statement”) and to the incorporation by reference in the Registration Statement of our reports auditing a portion of Encana Corporation’s petroleum and natural gas reserves as of December 31, 2017 (the “Reports”), and the information derived from our Reports, as described in Encana Corporation’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the United States Securities and Exchange Commission. We further consent to the reference to our name under the headings “Experts” and “Pro Forma Combined Oil and Natural Gas Reserve and Production Data” in the Registration Statement.

Sincerely,

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III
C.H. (Scott) Rees III, P.E. Chairman and Chief Executive Officer

Dallas, Texas

December 4, 2018

2100 ROSS AVENUE. SUITĘ 2200 • DALLAS, TEXAS 75201 • PH: 214-969-5401 • FAX: 214-969-5411 1301 McKlNNEY STREET. SUITE 3200 • HOUSTON, TEXAS 77010 • PH: 713-654-4950 • FAX: 713-654-4951	info@nsai-petro.com netherlandsewell.com